TRUEBLUE REPORTS FIRST QUARTER 2022 RESULTS
Strong results driven by revenue growth across all segments and operating margin expansion

TACOMA, WASH. - Apr. 25, 2022 -- TrueBlue (NYSE:TBI) today announced its first quarter results for 2022.

First quarter revenue was $552 million, an increase of 20 percent compared to revenue of $459 million in the first quarter of 2021. Net income per diluted share was $0.30 compared to net income per diluted share of $0.20 in the first quarter of 2021. First quarter adjusted net income1 per diluted share was $0.44 compared to adjusted net income per diluted share of $0.25 in the first quarter of 2021.

“We are off to a strong start to the year with our fourth consecutive quarter of double-digit revenue growth and continued operating margin expansion,” said Patrick Beharelle, CEO of TrueBlue. “I’m pleased to report revenue growth across all three segments as we continue to capitalize on widespread demand for our services. PeopleReady revenue growth benefited from bill rate increases and worker supply improvement, while PeopleScout delivered a fourth consecutive quarter of growth driven by new and existing client demand. We are also pleased with the revenue growth in our PeopleManagement business despite global supply chain challenges.

“Our ongoing commitment to our digital strategies combined with our focus on improving operational efficiencies are driving operating margin expansion and creating a competitive advantage for us in the market,” Mr. Beharelle continued. “With these strategies in place, we are well-positioned for long-term, profitable growth.”

2022 Outlook

TrueBlue is providing certain forward-looking information to help investors form their own estimates, which can be found in the quarterly earnings presentation filed today.

Management will discuss first quarter 2022 results on a webcast at 2:30 p.m. PT (5:30 p.m. ET), today, Monday, Apr. 25, 2022. The webcast can be accessed on TrueBlue’s website: www.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity. In 2021, TrueBlue connected approximately 615,000 people with work. Its PeopleReady segment offers on-demand, industrial staffing, PeopleManagement offers contingent, on-site industrial staffing and commercial driver services, and PeopleScout offers recruitment process outsourcing (RPO) and managed service provider (MSP) solutions to a wide variety of industries. Learn more at www.trueblue.com.

1 Refer to the financial statements accompanying this release for more information regarding non-GAAP terms.

Forward-looking statements and non-GAAP financial measures

This document contains forward-looking statements relating to our plans and expectations including, without limitation, statements regarding the future performance and operations of our business, and expected growth from our digital investments, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, (2) the continued impact of COVID-19 and related economic impact and governmental response, (3) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (4) our ability to attract and retain clients, (5) our ability to maintain profit margins, (6) our ability to successfully execute on business strategies to further digitalize our business model, (7) the timing and amount of common stock repurchases, if any, which will be determined at management’s discretion and depend upon several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities, (8) new laws, regulations, and government incentives that could affect our operations or financial results, (9) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, and (10) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.

In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact:
Derrek Gafford, Executive Vice President and CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 weeks ended
(in thousands, except per share data)	Mar 27, 2022	Mar 28, 2021
Revenue from services	$551,515	$458,706
Cost of services	411,670	348,132
Gross profit	139,845	110,574
Selling, general and administrative expense	120,568	97,401
Depreciation and amortization	7,287	6,962
Income from operations	11,990	6,211
Interest expense and other income, net	505	575
Income before tax expense (benefit)	12,495	6,786
Income tax expense (benefit)	1,976	(112)
Net income	$10,519	$6,898

Net income per common share:
Basic	$0.31	$0.20
Diluted	$0.30	$0.20

Weighted average shares outstanding:
Basic	33,929	34,674
Diluted	34,544	35,066

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Mar 27, 2022	Dec 26, 2021
ASSETS
Cash and cash equivalents	$36,720	$49,896
Accounts receivable, net	325,197	353,882
Other current assets	36,432	41,295
Total current assets	398,349	445,073
Property and equipment, net	87,751	88,090
Restricted cash and investments	216,163	221,026
Goodwill and intangible assets, net	115,383	116,749
Other assets, net	163,273	162,288
Total assets	$980,919	$1,033,226

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other accrued expenses	$63,544	$77,172
Accrued wages and benefits	81,142	100,173
Current portion of workers’ compensation claims reserve	58,890	61,596
Other current liabilities	22,321	19,605
Total current liabilities	225,897	258,546
Workers’ compensation claims reserve, less current portion	197,472	194,598
Long-term debt, less current portion	4,000	—
Other long-term liabilities	85,999	87,015
Total liabilities	513,368	540,159
Shareholders’ equity	467,551	493,067
Total liabilities and shareholders’ equity	$980,919	$1,033,226

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	13 weeks ended
(in thousands)	Mar 27, 2022	Mar 28, 2021
Cash flows from operating activities:
Net income	$10,519	$6,898
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,287	6,962
Provision for credit losses	989	207
Stock-based compensation	3,812	3,343
Deferred income taxes	1,258	(5,002)
Non-cash lease expense	3,281	3,920
Other operating activities	2,608	(438)
Changes in operating assets and liabilities:
Accounts receivable	27,702	18,025
Income tax receivable	(1,252)	4,910
Operating lease right-of-use-asset	—	3,501
Other assets	4,267	(4,578)
Accounts payable and other accrued expenses	(13,257)	(9,633)
Accrued wages and benefits	(19,031)	4,249
Workers’ compensation claims reserve	168	(1,499)
Operating lease liabilities	(3,319)	(3,320)
Other liabilities	1,410	338
Net cash provided by operating activities	26,442	27,883
Cash flows from investing activities:
Capital expenditures	(5,779)	(10,003)
Purchases of restricted available-for-sale investments	—	(14)
Sales of restricted available-for-sale investments	—	452
Maturities of restricted held-to-maturity investments	6,034	6,371
Net cash provided by (used in) investing activities	255	(3,194)
Cash flows from financing activities:
Purchases and retirement of common stock	(36,326)	—
Net proceeds from employee stock purchase plans	319	255
Common stock repurchases for taxes upon vesting of restricted stock	(3,970)	(2,555)
Net change in revolving credit facility	4,000	—
Other	(72)	(94)
Net cash used in financing activities	(36,049)	(2,394)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(57)	262
Net change in cash, cash equivalents, and restricted cash	(9,409)	22,557
Cash, cash equivalents and restricted cash, beginning of period	103,185	118,612
Cash, cash equivalents and restricted cash, end of period	$93,776	$141,169

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	13 weeks ended
(in thousands)	Mar 27, 2022	Mar 28, 2021
Revenue from services:
PeopleReady	$305,690	$260,392
PeopleManagement	163,819	151,754
PeopleScout	82,006	46,560
Total company	$551,515	$458,706

Segment profit (1):
PeopleReady	$16,219	$11,860
PeopleManagement	2,979	3,116
PeopleScout	10,972	4,037
Total segment profit	30,170	19,013
Corporate unallocated expense	(7,298)	(5,619)
Total company Adjusted EBITDA (2)	22,872	13,394
Third-party processing fees for hiring tax credits (3)	(162)	(135)
Amortization of software as a service assets (4)	(747)	(673)
PeopleReady technology implementation costs (5)	(2,550)	—
COVID-19 government subsidies, net	—	1,743
Other adjustments, net (6)	(136)	(1,156)
EBITDA (2)	19,277	13,173
Depreciation and amortization	(7,287)	(6,962)
Interest expense and other income, net	505	575
Income before tax benefit (expense)	12,495	6,786
Income tax benefit (expense)	(1,976)	112
Net income	$10,519	$6,898
(1)We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes depreciation and amortization expense, unallocated corporate general and administrative expense, interest expense, other income, income taxes, and other adjustments not considered to be ongoing.
(2)See the Non-GAAP Financial Measures table on the next page for definitions of EBITDA and Adjusted EBITDA.
(3)These third-party processing fees are associated with generating hiring tax credits.
(4)Amortization of software as a service assets is reported in selling, general and administrative expense.
(5)Implementation costs associated with upgrading legacy PeopleReady technology with a new platform.
(6)Other adjustments for the 13 weeks ended March 27, 2022 include costs of $0.1 million incurred while transitioning to a new third party administrator for workers’ compensation. Other adjustments for the 13 weeks ended March 28, 2021 primarily include costs of $0.8 million incurred while transitioning into our new Chicago office.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP measure	Definition	Purpose of adjusted measures
Adjusted net income and Adjusted net income per diluted share
Net income and net income per diluted share, excluding:
–amortization of intangibles,
–amortization of software as a service assets,
–accelerated depreciation,
–PeopleReady technology implementation costs,
–COVID-19 government subsidies, net,
–other adjustments, net, and
–tax effect of each adjustment to U.S. GAAP.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

EBITDA and Adjusted EBITDA
EBITDA excludes from net income:
–interest expense and other income, net,
–income taxes, and
–depreciation and amortization.

Adjusted EBITDA, further excludes:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–PeopleReady technology implementation costs,
–COVID-19 government subsidies, net, and
–other adjustments, net.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted SG&A expenses
Selling, general and administrative expenses excluding:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–PeopleReady technology implementation costs,
–COVID-19 government subsidies, net, and
–other adjustments, net.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

1.RECONCILIATION OF U.S. GAAP NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER DILUTED SHARE
(Unaudited)

	13 weeks ended
(in thousands, except for per share data)	Mar 27, 2022	Mar 28, 2021
Net income	$10,519	$6,898
Amortization of intangible assets	1,502	1,885
Amortization of software as a service assets (1)	747	673
Accelerated depreciation (2)	516	—
PeopleReady technology implementation costs (3)	2,550	—
COVID-19 government subsidies, net (4)	—	(1,743)
Other adjustments, net (5)	136	1,156
Tax effect of adjustments to net income (6)	(862)	33
Adjusted net income	$15,108	$8,902

Adjusted net income per diluted share	$0.44	$0.25

Diluted weighted average shares outstanding	34,544	35,066
2.RECONCILIATION OF U.S. GAAP NET INCOME TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	13 weeks ended
(in thousands)	Mar 27, 2022	Mar 28, 2021
Net income	$10,519	$6,898
Income tax expense	1,976	(112)
Interest expense and other (income), net	(505)	(575)
Depreciation and amortization	7,287	6,962
EBITDA	19,277	13,173
Third-party processing fees for hiring tax credits (7)	162	135
Amortization of software as a service assets (1)	747	673
PeopleReady technology implementation costs (3)	2,550	—
COVID-19 government subsidies, net (4)	—	(1,743)
Other adjustments, net (5)	136	1,156
Adjusted EBITDA	$22,872	$13,394

Margin / % of revenue:
Net income	1.9%	1.5%
Adjusted EBITDA	4.1%	2.9%
3.RECONCILIATION OF U.S. GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO ADJUSTED SG&A EXPENSES
(Unaudited)

	13 weeks ended
(in thousands)	Mar 27, 2022	Mar 28, 2021
Selling, general and administrative expenses	$120,568	$97,401
Third-party processing fees for hiring tax credits (7)	(162)	(135)
Amortization of software as a service assets (1)	(747)	(673)
PeopleReady technology implementation costs (3)	(2,550)	—
COVID-19 government subsidies, net (4)	—	1,618
Other adjustments, net (5)	(136)	(1,156)
Adjusted SG&A expenses	$116,973	$97,055

(1)Amortization of software as a service assets is reported in selling, general and administrative expense.

(2)Accelerated depreciation for the existing systems being replaced by the new PeopleReady technology platform.

(3)Implementation costs associated with upgrading legacy PeopleReady technology with a new platform.

(4)Net impact of COVID-19 related government subsidies of $1.7 million ($0.1 million in cost of services and $1.6 million in selling, general and administrative expenses).

(5)Other adjustments for the 13 weeks ended March 27, 2022 include costs of $0.1 million incurred while transitioning to a new third party administrator for workers’ compensation. Other adjustments for the 13 weeks ended March 28, 2021 primarily include costs of $0.8 million incurred while transitioning into our new Chicago office.

(6)Total tax effect of each of the adjustments to U.S. GAAP net income using the effective income tax rate for the respective periods.

(7)These third-party processing fees are associated with generating hiring tax credits.